INCORPORATED UNDER THE LAWS OF THE

DELAWARE



NUMBER

SHARES

PRESCIENT APPLIED INTELLIGENCE, INC.

SERIES G CONVERTIBLE PREFERRED STOCK

This Certifies that ______________________ is the owner of

______________________ Shares of the Capital Stock of

transferable only on the Books of the Corporation by the holder hereof in person or by duly authorized Attorney on surrender of this Certificate properly endorsed.

In Witness Whereof the duly authorized officers of this Corporation have hereunto subscribed their names and caused the corporate Seal to be hereto affixed at ______________________

this ____________ day of ____________ A.D. 20____

Secretary ______________________ President ______________________

Shares ____ Each.

CERTIFICATE

FOR SHARES

OF THE

Capital Stock

ISSUED TO

DATED

For Value Received, ________ *hereby sell, assign and transfer*

unto ____

____ *Shares*

of the Capital Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

____

to transfer the said Stock on the books of the within named Corporation with full power of substitution in the premises.

Dated ________________ ______

In presence of

________________________ ________________________

NOTICE. THE SIGNATURE OF THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE, IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.